UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2015
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01. Other Events

On May 19, 2015, XLIT Ltd. (“XLIT”), an exempted company organized under the laws of the Cayman Islands and a wholly-owned subsidiary of XL Group plc, entered into a Credit Agreement Third Amendment, dated May 18, 2015 (the “Third Amendment”), to the credit agreement, dated May 7, 2013, with Citicorp USA, Inc., as administrative agent and issuing lender, and the lenders party thereto (as amended by the Credit Agreement First Amendment, dated as of May 13, 2013 and the Credit Agreement Second Amendment, dated as of May 15, 2013, the “Credit Agreement”). The effect of the Third Amendment is to extend the term of $100,000,000 of the aggregate $275,000,000 commitments available to XLIT under the Credit Agreement to June 20, 2017. XLIT has the option to extend the term of the remaining balance of the commitments available under the Credit Agreement to June 20, 2017 with the lender's and issuing lender's consent.

Citibank, N.A., Citicorp USA, Inc., or their affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for XLIT and its affiliates in the ordinary course of business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 19, 2015
XL Group plc
(Registrant)

By:	/s/ Kirstin Gould

Name:	Kirstin Gould

Title:	General Counsel and Secretary